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                                                                    EXHIBIT 23.1






We have issued our report dated January 16, 1998, except for Note 12 which is dated April 30, 1998, accompanying the financial statements of Performance Printing Corporation for the year ended December 31, 1997, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




/s/ Travis, Wolff & Company, L.L.P.

Dallas, Texas
July 22, 1998